EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT



                                  By and Among



                               BETTIS CORPORATION
                                  ("Purchaser")


                                       and


                     PRIME ACTUATOR CONTROL SYSTEMS LIMITED
                                       &
                      PRIME ACTUATOR CONTROL SYSTEMS, INC.
                                (the "Companies")


                                       and


                        SOONER PIPE & SUPPLY CORPORATION
                                   ("Seller")




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                                  June 20, 1996

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I PURCHASE OF THE SHARES; CLOSING.....................................1
         1.1   Purchase of Shares; Delivery...................................1
         1.2   Consideration..................................................1
         1.3   Delivery of Note...............................................2
         1.4   Closing........................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER...........................2
         2.1   Organization and Standing......................................2
         2.2   Capitalization; Ownership of the Shares........................2
         2.3   Subsidiaries; No Other Investments.............................3
         2.4   Financial Statements...........................................3
         2.5   No Undisclosed Liabilities.....................................4
         2.6   Absence of Certain Changes, Events or Conditions...............4
         2.7   Accounts Receivable............................................5
         2.8   Litigation, Etc................................................5
         2.9   Patents and Trademarks; Trade Secrets and Proprietary
                  Information.................................................5
         2.10  Licenses, Permits and Franchises...............................6
         2.11  Labor Matters..................................................6
         2.12  No Conflict With Other Documents...............................6
         2.13  Certain Schedules..............................................7
         2.14  Authority; No Conflicts........................................9
         2.15  Tax Matters...................................................10
         2.16  Owned Real Property and Leased Real Property..................18
         2.17  Employee Benefit Matters......................................21
         2.18  Insurance.....................................................25
         2.19  Transactions with Affiliates..................................25
         2.20  Underlying Assets Complete....................................26
         2.21  Environmental Matters.........................................26
         2.22  Disclosure....................................................27
         2.23  Absence of Illegal Payments...................................27
         2.24  Guaranties....................................................27
         2.25  Prime UK......................................................27
         2.26  Seller's Knowledge............................................27

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF PURCHASER.......................28
         3.1   Organization and Standing.....................................28
         3.2   No Conflict With Other Documents..............................28

         3.3   Authority.....................................................28
         3.4   Investment Representation.....................................28

ARTICLE IVCOVENANTS OF THE COMPANIES AND SELLER..............................28
         4.1   Conduct of Business of the Companies Prior to the Closing
               Date..........................................................28
         4.2   Information...................................................30
         4.3   Consents......................................................31
         4.4   Notice of Litigation..........................................31
         4.5   Disclosure....................................................31
         4.6   Resignation of Officers and Directors.........................31
         4.7   Covenant Not to Compete.......................................31
         4.8   Filing of Tax Return..........................................31
         4.9   Confidentiality...............................................31

ARTICLE VCOVENANTS OF PURCHASER..............................................32
         5.1   Consents......................................................32
         5.2   Confidentiality...............................................32
         5.3   Seller Guarantees.............................................32
         5.4   Employment Agreement..........................................32
         5.5   Filing of Tax Returns.........................................33
         5.6   Distributorship...............................................33

ARTICLE VICONDITIONS TO PURCHASER'S OBLIGATIONS..............................33
         6.1   Representations, Warranties and Covenants.....................33
         6.2   Opinion of Counsel............................................33
         6.3   Approvals of Governmental Authorities.........................33
         6.4   No Adverse Proceedings or Events..............................33
         6.5   Consents and Actions..........................................34
         6.6   Delivery of Financial Statements..............................34
         6.7   Investigation by Purchaser....................................34
         6.8   Stock Certificates............................................34
         6.9   Resignations..................................................34
         6.10  Covenant Not to Compete.......................................34

ARTICLE VIICONDITIONS TO SELLER'S OBLIGATIONS................................34
         7.1   Representations, Warranties and Covenants.....................34
         7.2   Opinion of Counsel to Purchaser...............................35
         7.3   No Adverse Proceedings or Events..............................35

         7.4   Approvals of Government Authorities...........................35
         7.5   Payment of Purchase Price.....................................35
         7.6   Delivery of Note..............................................35
         7.7   Delivery of Guaranty..........................................35

ARTICLE VIII SURVIVAL........................................................35

ARTICLE IX INDEMNIFICATION...................................................36
         9.1   Indemnification by Seller.....................................36
         9.2   Notice by Purchaser and Defense Thereof.......................37
         9.3   Contribution..................................................38
         9.4   Indemnification by Purchaser..................................38
         9.5   Notice by Seller and Defense Thereof..........................38

ARTICLE X TAXES..............................................................39
         10.1  Preparation and Filing of Tax Returns.........................39
         10.2  Seller Indemnifications.......................................40
         10.3  Purchaser Indemnifications....................................40
         10.4  Notice and Defense............................................40
         10.5  Definitions...................................................40
         10.6  Conflict......................................................41
         10.7  Effective Date................................................41

ARTICLE XIEMPLOYEE BENEFIT ISSUES............................................41
         11.1  Pre-Closing Prime Plans and Benefit Programs or Agreements....41
         11.2  Post-Closing Benefit Plans and Programs.......................41
         11.3  Post-Closing Welfare Plan Claims..............................42
         11.4  COBRA.........................................................42
         11.5  Prime UK Pension Plan.........................................42
         11.6  Severance.....................................................42
         11.7  Incorporation of Schedule B...................................42

ARTICLE XII UK RESTRICTIVE TRADE PRACTICES ACT...............................43

ARTICLE XIII EXPENSES........................................................43

ARTICLE XIV NOTICES..........................................................43

ARTICLE XV TERMINATION.......................................................44

ARTICLE XVI ENTIRE AGREEMENT.................................................45

ARTICLE XVII ASSIGNMENT......................................................45

ARTICLE XVIII GENERAL........................................................45
         18.1  Section Headings..............................................45
         18.2  Governing Law.................................................45
         18.3  Transfer Taxes................................................45
         18.4  Specific Performance..........................................45
         18.5  No Party Deemed Drafter.......................................46
         18.6  Public Statements.............................................46
         18.7  Further Actions...............................................46
         18.8  Severability..................................................46
         18.9  Counterparts..................................................46
         18.10 Time of the Essence...........................................46

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of June 20, 1996, is entered into by and among Bettis Corporation, a Delaware corporation (the "Purchaser"), Prime Actuator Control Systems Limited, a company incorporated in Scotland with number 95751 ("Prime UK"), Prime Actuator Control Systems, Inc., a company organized and existing under the laws of the State of Delaware ("Prime") (Prime UK and Prime being collectively referred to herein as the "Companies"), and Sooner Pipe & Supply Corporation, an Oklahoma corporation (the "Seller").

                              W I T N E S S E T H :


     WHEREAS, the Companies are wholly-owned subsidiaries of Seller; and

     WHEREAS, for the consideration and on the terms set forth herein, Seller desires to sell, transfer and convey and Purchaser desires to purchase and acquire all of the shares of the Companies owned by Seller (the "Shares");

     NOW, THEREFORE, for and in consideration of the premises and of the covenants, agreements, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Companies and Seller agree as follows:

                                    ARTICLE I

                         PURCHASE OF THE SHARES; CLOSING

     Subject to the terms and conditions of this Agreement, Purchaser and Seller agree to effect the following transactions at the Closing (as hereinafter defined):

     1.1 Purchase of Shares; Delivery. At the Closing, in exchange for the consideration set forth in Section 1.2 payable with respect to the Shares, Seller will sell, transfer, convey and deliver to Purchaser the Shares as evidenced, with respect to the shares of Prime, by the delivery of certificates representing the shares of Prime in good delivery form and duly endorsed for transfer or with duly executed blank stock powers attached and, with respect to the shares of Prime UK, by delivery of the documents and the carrying out of the actions contemplated on Schedule A attached hereto.

     1.2 Consideration. As consideration for the Shares, Purchaser shall pay at Closing $4,000,000 (U.S. Dollars) in cash. At the option of Purchaser, such consideration may be payable either by wire transfer into accounts designated by Seller or by delivery of other immediately available funds.

     1.3 Delivery of Note. At the Closing, Purchaser shall cause Prime to issue and deliver a note in the principal amount of $2,323,000 to Seller, said note being in substantially the form attached hereto as Exhibit A (the "Note"). Purchaser shall deliver to Seller a guaranty on the Note in substantially the form attached hereto as Exhibit B.

     1.4 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., at 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, at 10:00 a.m., Houston time, on June 20, 1996, or at such other place, time and date as Purchaser and Seller shall mutually agree (the "Closing Date"). Notwithstanding the foregoing, the sale and purchase of the Shares shall be deemed to be effective as of June 1, 1996 (the "Effective Date").


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     2.1 Organization and Standing. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Prime UK is a corporation, duly organized, validly existing and in good standing under the laws of Scotland, and Prime is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Prime and Prime UK has the requisite corporate power and authority to own its properties and carry on its business as it is now being conducted. Prime and Prime UK are each duly qualified as a foreign corporation and are in good standing under the laws of each jurisdiction in which the conduct of their respective businesses or the ownership of their respective assets requires such qualification, except where the failure to so qualify would not adversely affect said assets or businesses or the right, power and authority to conduct said businesses in any such jurisdiction. Copies of the incorporating documents and bylaws of Prime have been delivered to Purchaser, and such copies are complete and correct and in full force and effect.

     Seller has delivered to Purchaser a copy of the Memorandum of Association and Articles of Association of Prime UK which are true and complete in all respects and have embodied in them or annexed to them a copy of every such resolution and agreement as is referred to in Section 380(4) of the Companies Act 1985 (as amended) (the "Companies Act"), and Prime UK has at all times carried on its business and affairs in all respects in accordance with its Memorandum of Association and Articles of Association and all such resolutions and agreements.

     Prime UK has complied in all material respects with the provisions of the Companies Act and all returns, particulars, resolutions and other documents required to be filed or delivered to the Registrar of Companies by Prime UK have been correctly and properly prepared and so filed or delivered.

     2.2 Capitalization; Ownership of the Shares. The authorized capital stock of Prime consists of 10,000 shares of Common Stock, $1.00 par value per share. As of the date hereof, there are 4,500 shares of Common Stock issued and outstanding, and such shares constitute all of the issued and outstanding shares of the capital stock of Prime as of the date hereof (hereinafter referred to as the "US Shares"). All of the issued and outstanding US Shares are duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights, whether at law or otherwise, to purchase any of the securities of Prime.

     The share capital of Prime UK consists of an authorized share capital of 7,000,000 ordinary shares of (pound)1 each (the "Ordinary Shares") and 100,000,000 "B" ordinary shares of 1 pence each (the "B" Ordinary Shares"), of which 6,965,000 Ordinary Shares and 3,854,060 "B" Ordinary Shares have been allotted, issued and are fully paid up (the Ordinary Shares and the "B" Ordinary Shares being collectively referred to herein as the "UK Shares"). The UK Shares have been duly and validly issued and are fully paid, and none of such shares were issued in violation of the preemptive rights of any shareholder of the Companies or in violation of any applicable United Kingdom securities laws, including, without limitation, the Companies Act.

     There are no outstanding options, warrants, rights of first refusal, subscriptions, agreements, plans or other commitments pursuant to which the Companies are or may become obligated to sell or issue any shares of their capital stock or other securities, and there are no outstanding securities convertible into shares of stock of Prime or Prime UK. The Companies do not have a commitment or obligation to repurchase, reacquire or redeem any of their outstanding shares or the securities of any other corporation. In addition, no shareholder or former shareholder of either of the Companies has, under law, contract or otherwise, any claim or right, whether legal or equitable, against either of the Companies as a Shareholder.

     Seller is the record and beneficial owner of the Shares, free and clear of any pledges, liens, mortgages, adverse claims, security interests, restrictions or encumbrances of any kind, whether accrued, absolute, contingent or otherwise, with no defects of title whatsoever (collectively, "Encumbrances"). Seller has, or will have at the Closing, the full legal right, power and authority to sell, transfer, assign and deliver the Shares and, upon receipt of the consideration therefor as provided by this Agreement, such delivery will convey lawful and transferable title to the Shares to Purchaser as herein provided, free and clear of all Encumbrances.

     2.3 Subsidiaries; No Other Investments. Neither Prime nor Prime UK owns or maintains, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

     2.4 Financial Statements. Set forth on Schedule 2.4 attached hereto are (i) the audited balance sheets of Prime UK as of July 31, 1994 and 1995 and the related audited statements of income and retained earnings and cash flows for the years then ended (including the notes thereto), certified, respectively, by Ernst & Young and Arthur Andersen & Co. S.C., independent certified public accountants (collectively, the "Audited Financial Statements"), (ii) the unaudited balance sheets of Prime as of July 31, 1994 and 1995 and the related unaudited statements of income and retained earnings (collectively, the "Unaudited Financial Statements") and (iii) the unaudited balance sheets of the Companies as of March 31, 1996 (the "Interim

Balance Sheets") and the related unaudited statement of income and retained earnings for the eight-month period then ended (collectively, the "Interim Financial Statements"). The Audited Financial Statements, the Unaudited Financial Statements and the Interim Financial Statements are in accordance with the books and records of the Companies as of the dates and for the periods indicated, have been prepared in accordance with U.S. or U.K. GAAP, as applicable, on a basis consistent with prior periods, present fairly the consolidated financial position, results of operations, and cash flows of the Companies as at the date and for the periods indicated and, in the case of the Audited Financial Statements, comply with the requirements of the Companies Act; provided, however, that (A) the Interim Financial Statements are not accompanied by footnotes, (B) the Interim Financial Statements are subject to normal recurring adjustments and show amounts of expense that are based on estimates,
(C) no reserve has been provided in the Interim Financial Statements to reflect the fact that inventories are in excess of amounts that can be disposed of by the Companies at posted prices within a reasonable time, and (D) minimal reserves have been provided in the Interim Balance Sheets for doubtful or uncollectible accounts receivable.

     2.5 No Undisclosed Liabilities. The Companies did not have, on March 31, 1996, any indebtedness, liability or obligation (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is of a type required to be shown on a balance sheet prepared in accordance with U.S. or U.K. GAAP, as applicable, which is not shown on the Interim Balance Sheets or disclosed on Schedule 2.5. Except as set forth on the Interim Balance Sheets, the Companies do not have outstanding on the date hereof any indebtedness, liability or obligation other than those incurred since March 31, 1996 in the ordinary course of business or disclosed on Schedule 2.5.

     2.6 Absence of Certain Changes, Events or Conditions. Except as set forth on Schedule 2.6 and as otherwise contemplated by this Agreement, since March 31, 1996, (a) there has not been (i) any adverse change in the business, assets, financial condition or prospects of the Companies or (ii) any damage, destruction or loss (whether covered by insurance or not) adversely affecting the business, assets, financial condition or prospects of the Companies; and (b) the Companies have not (i) declared, set apart for the payment of, or paid any dividend or other distribution of assets (whether in cash, shares or property) with respect to the shares of the Companies or any direct or indirect redemption, purchase or other acquisition of such shares, (ii) except for customary increases based on merit, term of service or regular promotion of non-officer employees, increased the compensation payable or to become payable to any employee or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any collective bargaining, employment, consulting, severance or similar agreement, (iii) borrowed any funds or incurred any liability or obligation (absolute, accrued, contingent or otherwise), except obligations incurred in the ordinary course of business, (iv) paid, discharged or satisfied any claim, liability or obligation other than liabilities reflected in or shown on the Interim Balance Sheets and liabilities incurred in the ordinary course of business since the Interim Balance Sheets and set forth on Schedule 2.6, (v) permitted any of their assets to be subjected to any mortgage, lien, security interest, restriction or charge of any kind, (vi) waived any material claims or rights to their business, assets or financial condition, (vii) sold, transferred or otherwise disposed of any of their assets, except in the ordinary course of business consistent with past practice, (viii) made any change in any method of accounting, or any material practice or principle of accounting, (ix) paid, loaned or advanced any amount or asset to or sold, transferred or leased any asset to any employee except for normal compensation involving salary and benefits payable in the ordinary course of business, (x) entered into any material commitment or transaction, other than in the ordinary course of business, affecting the operations of the Companies, (xi) entered into any agreement or arrangement, other than in the ordinary course of business granting any preferential right to purchase any of their assets, property or rights or requiring the consent of any party to the transfer and assignment of any such assets, property or rights, (xii) made any capital expenditures, capital additions or capital improvements in excess of $10,000 individually, other than in the ordinary course of business, or (xiii) agreed in writing, or otherwise, to take any action described in this Section.

     2.7 Accounts Receivable. Except as set forth on Schedule 2.7 hereto, the accounts receivable of Prime and Prime UK shown on the Interim Balance Sheets are all of the trade accounts receivable owned by Prime and Prime UK, have been invoiced by Prime and Prime UK, are valid, genuine and subsisting, arose out of bona fide sales and deliveries of goods or the performance of services by Prime and Prime UK and are subject to no defenses, set-offs or counterclaims.

     2.8 Litigation, Etc.

     (a) Litigation Regarding Seller. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to Seller's knowledge, threatened, by or against Seller relating to the Shares, this Agreement and the consummation of the transactions contemplated hereby, before any court, administrative agency, bureau, board, commission, office, authority, department or other governmental body or agency (collectively, "Governmental Authority"), and no judgment, order, writ, injunction, decree or other similar command of any Governmental Authority which is presently in effect has been entered against or served upon Seller relating to the Shares, this Agreement and the consummation of the transactions contemplated hereby.

     (b) Litigation Regarding the Companies. Except as set forth on Schedule 2.8 hereto, there are no actions, suits, claims or legal or administrative arbitration proceedings pending or, to the knowledge of Seller, threatened against the Companies (i) which, if resolved adversely against such entity, would have a material adverse effect on the assets or business of the Companies or (ii) relating to the transactions contemplated by this Agreement to be performed by the Companies. There is no outstanding judgment, order, injunction, writ or decree of any Governmental Authority against or affecting the Companies except as disclosed on Schedule 2.8 hereto which would have a material adverse effect on the assets or businesses of the Companies.

     2.9 Patents and Trademarks; Trade Secrets and Proprietary Information.

     (a) Schedule 2.9 lists all inventions, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, registrations, applications, franchises, know-how and industrial designs (collectively, "Intellectual Property") owned by or registered in the name of the Companies or in which, to the best of Seller's knowledge, the Companies have any rights.

     (b) Except as disclosed on Schedule 2.9 hereto, the Companies:

     (i) own or possess adequate license or other rights to use all Intellectual Property used in the conduct of their businesses as now operated without conflict with the rights of others with respect thereto; and

     (ii) have performed all obligations required to be performed by them to date under any license agreement and are not in default in any respect thereunder.

     To the best  knowledge of Seller,  except as disclosed to Purchaser on said
Schedule 2.9, neither the Companies nor their products nor the methods of production thereof infringe any United States or foreign patent or violate any proprietary rights or trade secrets of other parties and no such claim has been asserted against either of the Companies. To the best knowledge of Seller, no third party is infringing upon the Intellectual Property of the Companies.

     2.10 Licenses, Permits and Franchises. The Companies own or are entitled to the benefit of all licenses, permits, approvals and authorizations ("Permits") required for and/or used in the operation of their businesses as presently operated, and all such Permits are presently subsisting and in full force and effect. Except as set forth on Schedule 2.10 hereto, (i) there are no material defaults under any Permit by the Companies and (ii) neither Prime nor Prime UK has received written notice alleging any material default under any such Permit. The Companies are in substantial compliance with all material applicable U.S., foreign, state and municipal laws, rules, and regulations. The consummation of the transactions contemplated by this Agreement will not cause, and Seller is not aware of any existing facts or circumstances which may cause, a termination of, or interfere in any respect with the continued operation of the Companies under, any such licenses, permits, approvals or authorizations.

     2.11 Labor Matters. Except as set forth on Schedule 2.11 hereto, there are no (i) strikes, labor disputes or material grievances pending against Prime or Prime UK, (ii) to the best knowledge of Seller, strikes or labor disputes threatened against Prime or Prime UK, (iii) unfair labor practice charges pending or, to the best knowledge of Seller, in process or threatened by or on behalf of any employees of the Companies, (iv) pending actions, suits, proceedings or investigations pursuant or related to the Occupational Safety and Health Act or the Fair Labor Standards Act, or (v) collective bargaining agreements presently in effect. The Companies are in substantial compliance with all U.S., foreign and state laws and regulations relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunity, and the withholding of income and social security contributions.

     2.12 No Conflict With Other Documents. Except as set forth on Schedule 2.12 hereto, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time, or both, will not (i) violate any provision of the certificate of incorporation, bylaws, memorandum or articles of association (as the case may be) or other constituent documents as currently in effect, or as will be in effect on the Closing Date, of the Companies, (ii) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Companies pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Companies is a party or by which either of them or any of their respective properties or assets may be bound,(iii) constitute an event permitting termination of any agreement, license or other right of the Companies, or (iv) to the best of Seller's knowledge, violate any statute, rule, judgment, order, writ or injunction of any Governmental Authority applicable to the Companies. No consent, filing with or approval by any Governmental Authority is required to be obtained or made by or on behalf of the Companies in connection with the consummation of the transactions contemplated hereby.

     2.13 Certain Schedules. There have been delivered to Purchaser (or otherwise made available for inspection by Purchaser) true and complete copies of the following schedules or contracts:

     (i) a schedule showing the address and approximate size of all real property, buildings and facilities, owned, leased, occupied or used by the Companies;

     (ii) copies of all written contracts to perform services or for the purchase, sale, lease or exchange of personal property to which the Companies are a party involving receipts by the Companies or payments by the Companies other than purchase orders or sales contracts entered into in the ordinary course of business;

     (iii) copies of all other currently effective written contracts, oral agreements, leases, agreements and other instruments to which the Companies are a party or are bound (other than insurance policies and contracts for the sale of goods in the ordinary course of business), together with a schedule listing such agreements, involving payments in excess of $10,000 per annum to which the Companies are a party; provided, however, there shall separately be itemized and copies provided of all indebtedness of which the Companies are obligors, makers or guarantors;

     (iv) a schedule of (a) each automobile, truck and other piece of automotive equipment owned or leased by the Companies and their location, and (b) all liens, security interests, and encumbrances, of any kind (other than statutory liens not yet delinquent) to which the properties described in (a) of this
Section 2.13(iv) are subject (including copies of all instruments representing such liens, security interests, and encumbrances, of any kind);

     (v) a schedule, as of April 30, 1996, of the trade accounts receivable of the Companies;

     (vi) a list of all insurance policies of the Companies (including, but not limited to, public liability, employer's liability, property damage and worker's compensation policies);

     (vii) a list, as of April 30, 1996, of the name, address and salary, as well as the title or functional position, of each current director and officer of the Companies and each other current employee, consultant, representative, salesman or agent employed by or under contract with the Companies, together with copies of all contracts of employment, currently effective agreements or arrangements with regard to the payment of compensation, profit-sharing, pension, vacation, retirement or other compensation benefits to offiders, employees, former officers or former employees of the Companies; such list shall also contain, in respect of each director, officer and employee of Prime UK, their date of birth, the date on which they commenced continuous employment with Prime UK for the purpose of the Employment Protection (Consolidation) Act 1978 and remuneration payable and other benefits provided or bound to be provided (whether now or in the future) to each such person, including full particulars of all remuneration arrangements (particularly profit-sharing, pension benefits, incentive and bonus arrangements to which Prime UK is a party whether binding or not) and each director, officer and employee of Prime UK is therein listed;

     (viii) any contract of service in force between Prime UK and any of its directors, officers or employees which is not terminable by Prime UK without compensation (other than any compensation payable under Parts V and VI of the Employment Protection (Consolidation) Act 1978) on one month's notice given at any time or otherwise in accordance with Section 49 of the Employment Protection (Consolidation) Act 1978;

     (ix) any consultancy or management services agreements in existence between Prime UK, Prime and any other person, firm or company; (x) a schedule which sets forth (a) the name of each bank, trust company, stock and other broker with which either of the Companies have an account, credit line, or safe deposit box or vault, (b) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the purpose of each such account, safe deposit box or vault, and (d) the names of all persons authorized by proxies, powers of attorney or like instruments to act on behalf of the
Companies in matters concerning any of its business or affairs; (xi) copies of the form of all standard warranties with respect to goods sold or services performed by either of the Companies in the two years prior to the date hereof;
(xii) copies of all pleadings or other documents relating to pending litigation or known claims against the Companies; (xiii) copies of all employee benefit plans (including profit Sharing, health, life or other insurance plan, etc.) or other contractual obligation for deferred compensation of the Companies (including any Plan and Benefit Program or Agreement described in Section 2.17), if any; (xiv) copies of all currently effective contracts containing covenants limiting the freedom of the Companies to compete in any line of business or with any person in any geographical area;

     (xv) copies of all currently effective contracts or options relating to the acquisition by the Companies of any operating business; and

     (xvi) copies of all currently effective contracts or arrangements requiring the payment by the Companies to any person of a commission or fee in excess of $20,000 per annum.

Except as set forth on Schedule 2.13, neither of the Companies is in default, nor but for a requirement that notice be given or that a period of time elapse or both, would be in default, under any contract, agreement, lease or other instrument to which it is a party or by which it or its properties is bound.
Except as set forth on Schedule 2.13, all of the Companies' contracts, agreements, understandings, franchises, permissions and commitments, whether or not attached to a schedule to this Agreement, are in good standing, valid and effective and the Companies have, in the ordinary course of business, paid in full all amounts due thereunder and have satisfied in full all of the liabilities and obligations with respect thereto and the Companies are not in default under any of them, nor to the best knowledge of Seller, is any other party to such contracts, agreements, understandings, franchises, permissions or commitments in default thereunder. Except as set forth on Schedule 2.13, Seller has no reason to believe that any of such other parties is or will be unable to comply with any of such contracts, agreements, understandings, franchises, permissions or commitments. Except as set forth on Schedule 2.13, the Companies are not a party to or bound by any contract, agreement, understanding, franchise, permission or commitment which was entered into other than in the ordinary and the usual course of their businesses.

     2.14 Authority; No Conflicts. Seller and the Companies have the requisite legal right, power, authority and capacity to execute and deliver this Agreement and all other agreements, instruments and documents executed or to be executed by Seller or the Companies, as the case may be, in connection with this Agreement (such other related agreements, instruments and documents are collectively referred to herein as the "Related Selling Documents"), and to perform and observe the terms and provisions of this Agreement and the Related Selling Documents. This Agreement and the Related Selling Documents executed or to be executed by Seller or the Companies, as the case may be, assuming due execution by the other parties thereto, constitute the legal, valid and binding obligations of Seller and the Companies, as the case may be, and are, or will be, enforceable against Seller and the Companies, as the case may be, in accordance with their respective terms, except (a) as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general and (b) that the enforceability of such obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No consent, approval, authorization or waiver is required from any Governmental Authority or any other third party in connection with the execution, delivery and performance of this Agreement or any Related Selling Document by Seller or the Companies, as the case may be, and such execution, delivery and performance will not (A) violate any provision of applicable law or regulation or of any writ, judgment, order, statute, regulation or decree of any Governmental Authority applicable to Seller or the Companies, as the case may be, (B) cause a default under any mortgage, loan agreement, contract, obligation or other agreement to which Seller or the Companies, as the case may be, is a party or by which their respective properties are or may be bound, which default would impair Seller's or the Companies' ability to perform their respective obligations hereunder or thereunder, or (C) violate any provision of the articles of incorporation, bylaws, memorandum or articles of association, or other such governing instruments of Seller or the Companies, as the case may be.

     2.15 Tax Matters.

     (a) Set forth on Schedule 2.15 hereto is a list of all the returns required to be filed by Prime with respect to the taxable year ended July 31, 1995 (and any other taxable period ended after July 31, 1995 and prior to the date hereof), the due date of each such return (including extensions) and the amount of Taxes accrued with respect to each such return as reflected in the July 31, 1995 balance sheets. Except as set forth on Schedule 2.15 hereto, (i) all returns due to be filed (taking into account extensions of time for filing) prior to the Closing Date by Prime and Prime UK have been or will be filed in a timely fashion, and all such returns are complete in all material respects and the amounts of Taxes, if any, shown therein are correct; (ii) all Taxes shown on such returns heretofore filed or which are due to be filed, or are actually filed, prior to the Closing Date have been or will be paid in a timely fashion;
(iii) there is presently no proceeding pending or being conducted with respect to Prime or Prime UK for any Pre-Closing Tax Period; (iv) there are no agreements for the extension of the time for assessment of any Taxes relating to Prime or Prime UK for any Pre-Closing Tax Period; (v) all United States and foreign income Tax returns and state and local income Tax or franchise Tax returns with respect to taxable years ending on or prior to the dates indicated on Schedule 2.15 have been examined and closed, or are returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired; (vi) there is not, and will not be, any agreement or consent made under Section 341(f) of the Code affecting Prime;
(vii)  there  are no liens for any Tax on the  assets of Prime or Prime UK;  and
(viii) there are no tax-sharing or group relief agreements to which Prime and Prime UK are now or ever have been a party.

     (b) Taxes Pertaining to Prime UK. To the extent that such representations have not been made elsewhere in this Section 2.15, Seller represents and warrants the following in respect of Prime UK:

     (1) General.

     (A) Notices and Returns. All notices, returns, computations and registrations of Prime UK have been made within the requisite periods and are in all material respects correct and none of them is, nor is the computation to December 31, 1995 likely to be, the subject of any dispute with the Inland Revenue, H.M. Customs and Excise or any other fiscal authority.

     (B) Payment of Tax Due. All Taxes which Prime UK is liable to pay prior to Closing have been or will be so paid prior to Closing.

     (C) Penalties or Interest on Tax. Prime UK has not within the period of seven years ending on the date hereof paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of or any Taxation Statute. "Taxation Statute" shall for the purposes of this Agreement mean any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any taxes and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

     (D)  Compliance  with  PAYE,   National  Insurance   Contribution  and  Tax
Collection Obligations.

     (i) Prime UK has operated the PAYE system with no material failure and there has been no material failure to pay all amounts due to be paid to the Inland Revenue prior to the date of this Agreement.

     (ii) Prime UK has made all deductions and payments required to be made prior to the date of this Agreement under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions).

     (iii) All payments by Prime UK prior to the date of this Agreement to any person which ought to have been made under deduction of tax have been so made and Prime UK (if required by law to do so) has accounted to the Inland Revenue for the tax so deducted to the extent it is required to do so prior to the date of this Agreement.

     (iv) Prime UK has maintained proper records in respect of all such deductions and payments if required by law to do so and all applicable regulations have been complied with. (v) Except as set forth on Schedule 2.15 hereto, there are no current dispensations agreed with the Inland Revenue in relation to PAYE nor any notifications given by the Inland Revenue under section 166 of the Taxes Act 1988. (E) No Back Duty Investigation. Prime UK has never been the subject of an investigation by the Inland Revenue and Seller has no knowledge of any facts which are likely to cause an investigation to be made.
(F) No Liability Under Section 23 or 42A of the Taxes Act 1988. Prime UK has not received a notice from the Collector of taxes under the provisions of section 23 of the Taxes Act 1988 (now repealed) nor under section 42A of the Taxes Act 1988 or the relevant regulations under those sections. (G) Concessions and Arrangements. The amount of tax chargeable on Prime UK during any accounting period ending on or within the seven years before the Closing Date has not to any material extent depended on any concessions, agreements or other formal or informal arrangements with the Inland Revenue or H.M. Customs & Excise other than such concessions, agreements or other arrangements as are published by the Inland Revenue or Customs & Excise and are generally applicable to taxpayers and persons registered for VAT.

     (H) Anti-Avoidance Provisions. Prior to the date of this Agreement, Prime UK has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in liability to taxation.

     (I) Transfer Pricing. Prime UK is not a party to any transaction or arrangement entered into prior to the date of this Agreement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities, nor will Prime UK receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities. (J) Section 765 of the Taxes Act 1988. Prime UK has not without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765 of the Taxes Act 1988 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2) of the Taxes Act 1988 (supply of information on movement of capital within the EEC) and any regulations made or notice given thereunder. (K) Demergers. Prime UK has not been engaged in nor been a party to any of the transactions set out in section 213 to 218 inclusive of the Taxes Act 1988 nor has it made or received a chargeable payment as defined in section 218(1) of the Taxes Act 1988. (L) Transactions Requiring Clearance. Prime UK has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions have been or could be applied, namely, section 139 of the Taxation of Chargeable Gains Act 1992 ("TCGA"), sections 703 to 709 inclusive and section 776 of the Taxes Act 1988, sections 135 to 138 of the TCGA, and section 75 of the CAA other than transactions in respect of which all necessary consents or clearances have been obtained on the basis of full and accurate disclosure to the Inland Revenue of all relevant material facts and considerations where such transactions have been carried into effect only in accordance with the terms of the relevant consent or clearance.

     (M) Calculation of Taxation Liability. Prime UK has maintained such records as it is required by law to maintain relating to past events to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realization on completion of each asset owned by Prime UK at December 31, 1995 or acquired by Prime UK since that date but before the Closing Date. (N) Claims and Disclaimers. Prime UK has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the financial statements referred to in Section 2.4 hereof. (2) Corporation Tax, Including Corporation Tax on Chargeable Gains. (A) Distributions. No distribution within the meaning of sections 209, 210 and 211 of the Taxes Act 1988 has been made by Prime UK after April 5, 1965 except dividends shown in its Audited Financial Statements or the Unaudited Balance Sheets, as referred to in Section 2.4 hereof, and Prime UK is not bound to make any such distribution. (B) Issues of Securities. No securities (within the meaning of section 254(1) of the Taxes Act 1988) issued by Prime UK and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable on them fails to be treated as a distribution under either section 209(2)(d) or section 209(2)(e) of the Taxes Act 1988. (C) Land Sold and Leased Back. Prime UK has not entered into any transaction to which the provisions of section 780 of the Taxes Act 1988 have been or could be applied.

     (D) Foreign Loan Interest. Prime UK has not since March 31, 1982 received any foreign loan interest in respect of which double taxation relief would be restricted under section 798 of the Taxes Act 1988.

     (E) Non-Deductible Payments. Since December 31, 1995 no rents, interest, annual payments or other sums of an income nature payable by Prime UK or which Prime UK is under an existing obligation to pay in the future other than in the ordinary course of business of Prime UK are or may be wholly or partially disallowable as deductions for management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 79, 125, 338, 339, 779 to 784 inclusive, 787 or 788 of the Taxes
Act 1988 or any other statutory provision or otherwise. (F) Rent Payable to Connected Persons. No rent is or has been payable by Prime UK to which the provisions of Sections 33A of the Taxes Act 1988 will apply or have applied. (G) No Unremittable Income or Gains. No claim has been made by Prime UK under sections 584 or 585 of the Taxes Act 1988 or under section 279 of the TCGA. (H) Payments to Directors, Officers or Employees. Prime UK has not agreed to make after December 31, 1995 any payment to or provided any benefit for any present or former director, officer or employee of Prime UK, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of Prime UK for taxation purposes. (I) Sales at Under-Value or Over-Value. Prime UK has not been a party to any sale or other disposal of an asset either at an under-value or an over-value for the purposes of section 770 of the Taxes Act 1988 so that the provisions of such section may be applied other than with another company. (J) Transactions Not at Arm's Length. Prime UK has not disposed of nor acquired any asset in circumstances falling within section 17 of the TCGA.

     (K) Reorganizations. No reorganization within sections 126 to 130 of the TCGA has taken place on or after March 10, 1981 in relation to which section 128(2) of the TCGA will or may apply to Prime UK as the person referred to in section 128(1) of the TCGA. (L) Transfer of Overseas Trade. Prime UK has not transferred a trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in such circumstances that a chargeable gain may be deemed to arise at a date after such transfer under section 140 of the TCGA. (M) Roll-Over Relief. Prime UK has made no claim under sections 23, 247 or sections 152 to 154 inclusive of the TCGA; no such claim has been made by any other company under section 175 of the TCGA or otherwise, and no such claim has been made by any other company which affects or could affect the amount of the chargeable gains or allowable losses which would, but for such claim, have arisen on a disposal of any of its assets. (N) Other Claims Made by Prime UK. Prime UK has made no claim under section 280 of the TCGA (tax on chargeable gains payable by installments). (O) Gifts. Prime UK has not received any assets by way of gift as mentioned in section 282 of the TCGA.
(P) Non-Resident Companies. (i) There has not accrued or arisen any income, profit or gain in respect of which Prime UK may be liable to corporation tax by virtue of the provisions of section 13 of the TCGA or Chapter IV of Part XVII of the Taxes Act 1988. (ii) Prime UK has not been served with a notice in respect of the unpaid corporation tax liability of any company pursuant to section 191 of the TCGA. (Q) Controlled Foreign Companies. No notice of the making of a direction under section 747 of the Taxes Act 1988 has been received by Prime UK, and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to Prime UK pursuant to section 752 of the Taxes Act 1988. (R) Charges on Non-Residents. Prime UK has not been a party to any transaction or arrangement whereby it has become liable for taxation under or by virtue of Part VIII of the Taxes Act 1988.

     (3) Corporation Tax -- Groups of Companies.  (A) Group Relief. (i) Schedule
2.15 contains particulars of all arrangements and agreements relating to group relief (as defined by section 402 of the Taxes Act 1988) to which Prime UK is a party and are still in force. (ii) All claims by Prime UK for group relief were when made and are now valid and have been allowed by way of relief from corporation tax. (iii) Prime UK is not liable to make any payment in consideration for the surrender of group relief. (iv) Prime UK is not entitled to any payments for any surrender of group relief. (B) Surrender of Advance Corporation Tax. Schedule 2.15 contains full particulars of all arrangements and agreements to which Prime UK is a party relating to the surrender of advance corporation tax made or received by Prime UK under section 240 of the Taxes Act 1988 and: (i) Prime UK is not liable to pay for the benefit of any advance corporation tax; and (ii) Prime UK is not entitled to any payments for any surrender of advance corporation tax. (C) Acquisitions from Group Members. Prime UK does not own any asset, the fair market value of which is in excess of $10,000, which was acquired within the last seven years from any company which was, at the time of acquisition, a member of the same group of companies (as defined in section 170 of the TCGA) as Prime UK and which owned that asset otherwise than as trading stock or work-in-progress by virtue of section 173 of the TCGA.

     (D) Leaving the Group. The execution of this Agreement or the closing of the transactions contemplated hereby will not result in any profit or gain accruing to Prime UK for tax purposes pursuant to section 179 of the TCGA. (E) Group Income. Schedule 2.15 contains full particulars of all elections made by Prime UK under section 247 of the Taxes Act 1988 which are now in force, and Prime UK has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in either case in the circumstances specified in section 247 (6) of the Taxes Act 1988. (F) Company Residence. Prime UK is, and has been throughout the last seven years, resident in the United Kingdom for taxation purposes and is not, and has not, at any time in the last seven years been, treated as resident in any other jurisdiction for any taxation purposes. (4) Close Companies. Prime UK is a close company within the meaning of sections 414 and 415 of the Taxes Act 1988. (5) Inheritance Tax. (A) No shares in or assets of Prime UK were acquired by it or (as the case may be) Seller in circumstances such that they continue to be subject to any Inland Revenue charge to which they were subject immediately prior to such acquisition or such that, if they had been subject to an Inland Revenue charge immediately prior to such acquisition, they would have continued to be subject to it. (B) No shares in or assets of Prime UK are subject to any such power of sale, charge or mortgage as is mentioned in Section 212 of the Inheritance Tax Act 1984 and there are no circumstances which might lead to such power arising.

     (6) Value Added Tax. (A) Prime UK is a taxable person duly registered for the purposes of VAT and is not partially exempt. (B) Prime UK has in all material respects complied with all statutory provisions and regulations relating to VAT and has maintained such complete, correct and up-to-date records, invoices and other documents (as the case may be) as are required by law. (C) VAT has been duly paid or provision has been made for all amounts of VAT for which Prime UK is liable. (D) All supplies made by Prime UK are taxable supplies and Prime UK has not been and will not be denied credit for any input tax by reason of the operation of sections 24, 25 and 26 of the Value Added Tax Act 1994 ("VATA") and regulations made thereunder except to the extent that input tax recovery is restricted to all businesses by those provisions (including, inter alia, in respect of business entertainment and purchase of cars). (E) Prime UK is not and has not been for VAT purposes a member of any group of companies and no act or transaction has been effected in consequence whereof Prime UK is liable for any VAT arising from supplies made by some other company. (F) Prime UK is not and has not agreed to become liable for VAT by virtue of section 47 and 48 of the VATA.

     (G) Prime UK has not been required by H.M. Customs and Excise to give security under the VAT legislation, regulations or notices for payment of VAT.
(H) Prime UK has not exercised the election to waive exemption from VAT (pursuant to paragraph 2 of schedule 10 to the VATA). (I) Prime UK does not own and has not at any time within the period of ten years preceding the date hereof owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995. (J) Prime UK has not made any claim for bad debt relief under section 36 of the VATA. (7) Stamp Duty and Capital Duty. (A) All stampable documents (other than those which have ceased to have any legal effect) on which Prime UK is liable to pay stamp duty have been duly stamped. Prime UK has duly paid all stamp duty reserve tax to which it is liable and there is no liability to any penalty in respect of such duty. (B) No claim has been made by Prime UK at any time during the period of five years prior to the date of this Agreement in respect of stamp duty relief under section 42 of the FA 1930 or under sections 75, 76 or 77 of the FA 1986. (C) In each case, adequate provision, including provision in the deferred tax account, as of the Closing Date has been made for all deferred and accrued tax liabilities with respect to operations for periods ending on such date. (c) For purposes of this Agreement, "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including U.K., U.S., county, foreign or other income, franchise, corporation, capital gains, real property, personal property, tangible, withholding, social security (including National Insurance Contributions)unemployment compensation, disability, transfer, sales, use, excise, value added, gross receipts and all other taxes of any kind for which the Companies may have any liability imposed by the U.K., the U.S. or any country or foreign government or subdivision or agency thereof, whether disputed or not. 2.16 Owned Real Property and Leased Real Property. (a) Real Property of Prime. Schedule 2.16 hereto includes a correct and complete list of all real property presently owned by Prime (the "Owned Real Property") or presently occupied by Prime as lessee (the "Leased Real Property"). Prime has good and marketable title (or the equivalent thereof under applicable law) to the Owned Real Property, free and clear of all liens, mortgages, pledges, claims and encumbrances. All leases relating to Leased Real Property (collectively, "Real Property Leases") are presently subsisting leases and in full force and effect. Except as set forth on Schedule 2.16 hereto, (i) there are no material defaults under any Real Property Lease by Prime, (ii) Prime has not received written notice of any alleged default by it under any Real Property Lease, and (iii) to the best of Seller's knowledge, there has been no material default under any Real Property Lease by the lessor thereunder. (b) Real Property of Prime UK. (i) Set forth on
Schedule 2.16 is a correct and complete list of all real property owned, leased or otherwise occupied by Prime UK (the "Scottish Properties"). (ii) the Scottish Properties comprise all the heritable and leased properties owned or occupied under lease, licence or otherwise by Prime UK; (iii) Prime UK has a good and marketable title to the Scottish Properties; (iv) all title deeds and documents necessary to prove the title of Prime UK to the Scottish Properties are in the possession of Prime UK; (v) the Scottish Properties are held free from any servitudes, wayleaves, options, encumbrances, rights of pre-emption or other third party rights of any kind whatsoever, are not affected by any feu duty or other pecuniary burden or by any use restriction or other title condition which conflicts with the current use of the Scottish Properties, and Prime UK enjoys all servitudes and correlative rights which are necessary or convenient for the use and enjoyment of the Scottish Properties for the purposes of its business;
(vi) the Scottish Properties are held free from any heritable securities or other charges and Prime UK has not granted any option rights or rights or pre-emption in respect thereof nor to the best of the knowledge, information and belief of Seller have any such rights been granted;

     (vii) title to any leasehold properties of Prime UK (the "Leasehold Properties") has not been recorded in the Register of Sasines or the Land Register and the leases and associated deeds, particulars of which are set out on Schedule 2.16, comprise the whole documentation affecting or relating to the tenant's interest in and to the leased property; and Prime UK has not entered into any other deed or document varying or affecting in any way the provision of the said leasehold documentation; (viii) Prime UK has, throughout the period of its ownership or tenancy thereof, had vacant and undisputed possession of the Scottish Properties and there are no circumstances which would entitle or require any superior landlord or any other person to exercise any right of irritancy or forfeiture or which would otherwise restrict or terminate the continuing sole and exclusive possession or occupation of the Scottish Properties by Prime UK; (ix) Prime UK has duly complied with all material title conditions affecting or relating to the Leasehold Properties and has paid all rent and other monies due to the landlords and has complied with all other material obligations on the part of Prime UK as tenants of the Leasehold Properties, and Prime UK has also in respect of each of the

     Scottish Properties, complied in all respects with all statutory requirements, planning consents, bye-laws, orders and regulations affecting any of the Scottish Properties and any business of Prime UK carried on therein and no notice of any breach or non-compliance by any Prime UK in relation to any of the foregoing matters has been received; (x) Prime UK has not agreed to dispose of the Scottish Properties or any part thereof or agreed to acquire the whole or any part of any other land or buildings or any interest therein; (xi) there are no outstanding liabilities in respect of the maintenance or repair of any property common to any of the Scottish Properties and any contiguous property nor are there any proposed repairs or maintenance which wold result in such a liability occurring; (xii) no building or other construction (or any part thereof) erected in or under any of the Scottish Properties contains in its fabric any deleterious or dangerous material and without prejudice to the foregoing generality any materials or substances whose use is not in accordance with good building practice and all applicable British or other Codes of Practice and Standards;

     (xiii) copies of all building contracts and of all warranties and guarantees and of all consultants' contracts and terms of engagement which have been entered into by Prime UK or in respect of which Prime UK has an interest in any capacity in relation to any building development in respect of the Scottish Properties have been supplied to Purchaser and there are no outstanding defects liability periods thereunder or any outstanding or contemplated actions, proceedings, costs, claims, damages or losses arising thereunder or in connection therewith;

     (xiv) the use of each of the Scottish Properties for the purposes for which they are presently used is as set out in Schedule 2.16 and has been duly authorized or established under the Town & Country Planning (Scotland) Acts 1972 to 1977 (as amended) and there are no conditions or restrictions attached to the said uses and all necessary permissions, licences, building warrants, relaxations, certificates of occupation, fire certificates consents and others, have been obtained and complied with and where legally required are either in the name of Prime UK or under its control for each of the Scottish Properties and all buildings and erections thereof, and the present use thereof;

     (xv) there are no outstanding compulsory purchase orders, enforcement notices, stop notices, statutory repair notices or other like orders or requirements made or issued by the local or other competent authority in relation to any of the Scottish Properties and there are no existing consents, schemes, proposals, development plans or others granted or made by the planning, highways or other competent authority which might affect the use or adversely affect the value of any of the Scottish Properties or any part thereof and no application, scheme or proposal which might so affect the Scottish Properties or the use or value thereof is at present under consideration by any competent authority;

     (xvi) the roads, foot paths, drains and sewers ex adverso and serving the Scottish Properties (or any of them) are all maintained by the relevant public authorities and there are no outstanding road charges or other charges due to any such authority in relation to any of the Scottish Properties;

     (xvii) there is no dispute outstanding as to the relevant level of rent payable in respect of any of the Leasehold Properties;

     (xviii) the Scottish Properties are all occupied exclusively by Prime UK;

     (xix) no sub-leases, sub-tenancies or licences for occupation of any of the Scottish Properties or any parts thereof have been granted by any person;

     (xx) no person occupies or has a licence or right to occupy or to enter upon any of the Scottish Properties save only as such rights are reserved to the landlords of the Leasehold Properties or as such rights are reserved under statutory authority or the common law, and in the event that any reservation of minerals affects the Scottish Properties (or any of them) such reservation does not include the right to open or enter onto the surface of the Scottish Properties (or any of them) and adequate compensation is in terms of the titles payable to Prime UK for any damage occasioned to the Scottish Properties (or any of them) as a consequence of any operations in connection with such reserved minerals; and

     (xxi) to the knowledge of Seller, except as set forth on Schedule 2.16(b)(xxi) hereto, there are (and there have been) no structural or other material defects in respect of the buildings and structures on or comprising the Scottish Properties, and all such buildings and structures are in good and substantial repair and condition and Seller has no knowledge of any latent or patent defects in the buildings and structures on or comprising the Scottish Properties;

     (c)  Title  to  Other  Properties.  The  Companies  have  good,  valid  and marketable title (or the equivalent thereof under applicable law) to all personal, tangible and intangible properties and assets owned by them, including, without limitation, all of such properties and assets reflected in the Interim Balance Sheets (except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances except as set forth on Schedule 2.16 hereto.

     2.17 Employee Benefit Matters.

     (a) Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

     (i) Plan: Each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by Seller or the Companies for the benefit of the employees, former employees, independent contractors, or agents of the Companies, or has been so sponsored, maintained, or contributed to since 1974.

     (ii) Benefit Program or Agreement: Each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is not described in
Section 2.17(a)(i) and which is sponsored, maintained, or contributed to by Seller or the Companies for the benefit of the employees, former employees, independent contractors, or agents of the Companies, or has been so sponsored, maintained, or contributed to since 1974.

     (b) Schedule 2.17(b) provides a description of each Plan and Benefit Program or Agreement, which is sponsored, maintained, or contributed to by Seller or the Companies for the benefit of the employees or former employees of the Companies, or has been so sponsored, maintained, or contributed to within six years prior to the Closing Date. True, correct, and complete copies of each of the current Plans and Benefit Programs or Agreements, and related trusts, if applicable, including all amendments thereto, have been furnished to Purchaser.

     (c) Except as otherwise set forth on Schedule 2.17(c),

     (i) all obligations, whether arising by operation of law or by contract, required to be performed in connection with the Plans or Benefit Programs or Agreements have been substantially performed, and there have been no defaults or violations by any party with respect to the Plans or Benefit Programs or Agreements;

     (ii) all reports and disclosures relating to the Plans and Benefit Programs or Agreements required to be filed with or furnished to governmental agencies, participants or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plans and Benefit Program or Agreement has been administered in substantial compliance with its governing documents and applicable law;

     (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets, and no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements, before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC");

     (iv) Neither the Companies nor Seller contributes to or has an obligation to contribute to, nor has Seller or the Companies at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

     (v) Each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") (A) satisfies the requirements of such Section, (B) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and covering amendments required under the Tax Reform Act of 1986 ("TRA '86"), the Unemployment Compensation Amendments of 1992, the Omnibus Reconciliation Act of 1993, the final nondiscrimination regulations under Section 401(a)(4) of the Code, and all other amendments required to be filed within the TRA '86 remedial amendment period described in Internal Revenue Procedure 95-12 (the "TRA '86 Amendments") (or the TRA '86 Amendments to such Plans have been timely made and filed with the IRS for such a determination letter), and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such qualified status;

     (vi) With  respect to any  employee  benefit  plan,  within the  meaning of
Section 3(3) of ERISA, which is not listed on Schedule 2.17(b) but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or entity under common control with Seller or the Companies, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made;

     (vii) As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation ss.2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of
Section 4041 of ERISA, under the Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

     (viii) Each trust that is part of a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status;

     (ix) All past and future funding, contribution, or payment obligations and liabilities required to be performed by the Companies with respect to each Plan and each Benefit Program or Agreement, which are attributable to the period prior to the Closing Date, have been performed or reflected on the books of the Companies as accrued liabilities;

     (x) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Prime to make a larger contribution to, or pay greater benefits under, any Plan or Benefit Program or Agreement than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

     (d) Except as set forth on Schedule 2.17(d) hereto, neither the Companies nor Seller is a party to any agreement, nor has any one established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Companies upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

     (e) Each Plan and Benefit Program or Agreement may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued and vested thereunder prior to or upon such amendment or termination.

     (f) There are no amounts owing to present or former directors, officers or employees of Prime UK other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date hereof.

     (g) Save to the extent (if any) to which provision or allowance has been made in the Unaudited Balance Sheets, Prime UK has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of Prime UK or any dependent of any present or former director, officer or employee of Prime UK.

     (h) Prime UK has in relation to each of its employees (and so far as relevant, to each of its former employees) complied with all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and have maintained appropriate and adequate records regarding the service, terms and conditions of employment of each of its employees and all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

     (i) Within a period of one year preceding the date of this Agreement Prime UK has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of Trade Union and Labor Relations (Consolidation) Act 1992 or Part IV of the Employment Protection Act 1975 nor has Prime UK failed to comply with any such obligations under the said Acts.

     (j) No present director, officer or employee of Prime UK has given or received notice terminating his employment except as expressly contemplated under this Agreement and the consummation of the transactions contemplated hereby will not trigger any "Golden Parachute" agreements.

     (k) Prime UK has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee and the Wages Council in respect of its employees.

     (l) Except as set forth on Schedule 2.17(l) hereto, Prime UK does not have in existence nor is it proposing to introduce any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its directors, officers or employees or any scheme whereunder any director, officer or employee of Prime UK is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales including (without limitation) any profit-related pay scheme approved by the Inland Revenue.

     (m) No dispute exists or can reasonably be anticipated by Seller between Prime UK and a material number or category of its employees, and so far as Seller is aware, there are no wage or any other claims pending against Prime UK by any person who is now or has been a director, officer or employee of Prime UK, nor has Prime UK had during the last three years any strike, work stoppage, slowdown, work to rule or lock-out by any of its employees, nor, to the knowledge of Seller, is any anticipated.

     (n) Prime UK is not a party to any training schemes, arrangements or proposals nor has it been a party to any such schemes, arrangement or proposals in the past in respect of which a levy may henceforth become payable under the Industrial Training Act 1964 (UK) (as amended by the Employment and Training Act
1973) (UK).

     (o) Prime UK is not a party to any "Relevant Transfer" as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has it failed to comply with any duty to inform and consult any independent trade union under the said regulations within the period of one year preceding the date of this Agreement.

     2.18 Insurance. Schedule 2.18 sets forth a true and complete list of all insurance policies held by or on behalf of the Companies. Such policies are and will on the Closing Date be in full force and effect; and all premiums due thereon have and will, on the Closing Date, have been paid. The Companies have and will have on the Closing Date complied in all material respects with the provisions of such policies.

     2.19 Transactions with Affiliates. Except as disclosed on Schedule 2.19, the Companies are not a party to any transaction with any (i) current or former officer, director or shareholder of the Companies; (ii) parent, spouse, child, brother, sister or other family relation of any such officer, director or shareholder; (iii) corporation or partnership of which any such officer, director or shareholder or any such family relation is an officer, director, partner or greater than 10% shareholder (based on percentage ownership of voting stock); or (iv) any trust with respect to which any such officer, director, shareholder, family relation, corporation or partnership is a trustee or beneficiary including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, the loaning of funds to or otherwise requiring payments to, any such person or entity.

     2.20 Underlying Assets Complete. All of the assets and properties wherever located of the operations of Prime and Prime UK as conducted since July 31, 1995, are, and will be on the Closing Date, owned by Prime or Prime UK, as the case may be, except for increases and decreases in said assets in the ordinary course of business and except as disclosed on Schedule 2.20 hereto.

     2.21 Environmental Matters. Except as disclosed on Schedule 2.21:

     (a) the Owned and Leased Real Property and the Scottish Properties (collectively, the "Properties"), the Companies and their businesses do not violate any Environmental Laws (as hereinafter defined) or any order or requirement of any court or Governmental Authority (as hereinafter defined) to the extent pertaining to health or the environment, nor are there any conditions existing on or resulting from operation of the Properties that may give rise to any on-site or off-site remedial obligations under any Environmental Law;

     (b) without limitation of clause (a) above, the Properties, the Companies and their businesses (including any operations of any prior owners or operators) are not subject to any existing, pending or, to the knowledge of the Companies or Seller, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

     (c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Companies under any Environmental Law in connection with the Properties or the Companies' businesses, including without limitation those relating to the treatment, storage, disposal or release of a Hazardous Substance or solid waste into the environment, have been duly obtained or filed, and the Properties, the Companies and their businesses are in compliance in all material respects with the terms and conditions of all such notices, permits, licenses and similar authorizations; and

     (d) without limiting the foregoing,  there is no material  liability to any non-governmental  third  party  in  tort  in  connection  with  any  release  or threatened release of any Hazardous Substance or solid waste into the environment, nor has there been any exposure of any person or property to potentially harmful amounts of Hazardous Substances, as a result of or with respect to the Properties, the Companies and their businesses.

For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment currently in effect in any and all jurisdictions in which the Properties and the Companies are located, will currently conduct or have conducted business. "Environmental Laws" shall also include any and all European Union (formerly European

Community)  regulations,  directives  and  decisions  (to the  extent  that such directives and decisions bind the Companies), statutes and subordinate legislation, regulations, orders, ordinances, permits, common law and bylaws, judgments, orders, binding instructions or awards of any court or competent authority applicable before and/or at the Closing Date and which (a) have as a purpose or effect the prevention of harm to human health or the environment or to organisms supported by the environment; or (b) related to the generation, use, keeping, storage, treatment, transport, spillage, deposit, disposal, escape, release, discharge, or emission of any hazardous substance; or (c) related to noise, vibration, radiation, nuisance or statutory nuisance. For purposes of this Section 2.21, (i) the term "Governmental Authority" includes the United Kingdom, the United States, the European Union (formerly the European Community) and any governmental, state, county or municipality and political subdivisions in which the Properties and the Companies are located or which exercises jurisdiction over any of the Properties, and any agency, department, commission, board, bureau or instrumentality or any of them that exercises jurisdiction over any of the Properties or the Companies, and (ii) the term "Hazardous Substances" includes any substance or material determined to be potentially harmful to human health or the environment or to be otherwise hazardous or toxic by any Governmental Authority.

     2.22 Disclosure. No representation contained herein and no certificate or Schedule furnished or to be furnished hereto or in connection with the transactions contemplated hereby contains or will upon delivery to Purchaser contain any untrue statement of a material fact, or omits or will upon delivery to Purchaser omit to state a material fact necessary to make the statements contained therein not misleading.

     2.23 Absence of Illegal Payments. The Companies have a policy against, and neither the Companies, Seller, nor, to Seller's knowledge, any officer, employee or agent of the Companies has used any corporate funds for direct or indirect unlawful payment to any governmental official or employee in violation of the laws of any Governmental Authority.

     2.24 Guaranties. The Companies are not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person except as disclosed on Schedule 2.24 hereto. Schedule 2.24 hereto describes all guaranties given by Seller or Seller's parent company of contracts to be performed by the Companies. The Companies are not in default with respect to any such contract.

     2.25 Prime UK. Prime UK is in substantial compliance with all material requirements of applicable United Kingdom laws, rules and regulations, including, for the avoidance of doubt (but not limited to), those laws relating to competition and fair trading within the European Union (formerly the European Community).

     2.26 Seller's Knowledge. Where any statement in this Agreement is qualified by the expression "to the best of Seller's knowledge" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful inquiry and a matter shall be treated as being within the knowledge of Seller if such matter is within the knowledge of any of the officers, directors, agents or professional advisors of Seller.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement.

     3.2 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, Purchaser's charter and bylaws, any terms of any contract or other instrument to which Purchaser is a party, or any license, permit, judgment, decree or order applicable to Purchaser, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets of Purchaser.

     3.3 Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     3.4 Investment Representation. Purchaser is aware that none of the Shares to be acquired by it pursuant to this Agreement have been or will be registered under the Securities Act of 1933, as amended. Purchaser possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Purchaser is acquiring the Shares to be acquired by it pursuant to this Agreement solely for its own account for investment purposes only, and not with a view to, or for resale in connection with, the distribution or other disposition of such Shares or any part thereof.

     ARTICLE IV COVENANTS OF THE COMPANIES AND SELLER The Companies and Seller, jointly and severally, covenant to Purchaser that, and Seller shall cause the Companies to comply with the matters contained herein such that, except as otherwise consented to in writing by Purchaser: 4.1 Conduct of Business of the Companies Prior to the Closing Date. (a) The business of the Companies shall be operated only in the ordinary course of business and consistent with past practice, and, consistent with such operation, Seller and the Companies will use their best efforts to preserve intact the present organization of the Companies, the goodwill associated with the business of the Companies and the relationships of the Companies with persons having relationships with them.

     (b) No change shall be made in the incorporating documents or bylaws of the Companies. (c) No change shall be made in the number of shares of the Companies; nor shall any option, warrant, call, right, commitment, conversion right, right of first refusal, or agreement of any character be granted or made by the Companies relating to the authorized shares thereof; nor shall the Companies issue, grant or sell any securities or obligations convertible into shares of the Companies; nor shall the Companies declare, set aside for the payment of, or pay any dividend or distribution of assets (in cash, kind or otherwise) in respect of their share capital, nor repurchase or agree to repurchase any share of such share capital. (d) The Companies shall not settle any disputed tax claims in any material amount (including interest and penalties). (e) The Companies shall duly comply in all material respects with all laws applicable to them and all laws applicable to the transactions contemplated by this Agreement.
(f) Except in the ordinary course of business and consistent with past practice, the Companies shall not (i) incur any indebtedness in addition to any indebtedness outstanding on the date hereof or any renewals or extensions thereof; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation, except for endorsement of checks for collection in the ordinary course of business; or (iii) make any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation, except in connection with normal relocations, travel advances or other advances which in the aggregate are not material. (g) The Companies shall not (i) increase the compensation payable or to become payable by the Companies to any officer or employee thereof, or increase any bonus, insurance, pension or other employee benefit plan, or increase any payment plan, payment or arrangement made to, for or with any employees, or (ii) commit themselves to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or material consulting agreement with or for the benefit of any person or to amend any of such plans or any of such agreements in existence on the date hereof. (h) The Companies shall not, except in the ordinary course of business, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any properties, real, personal or mixed, tangible or intangible. (i) The Companies shall not enter into any other agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of products or services in the ordinary course of business, consistent with past practice and not in excess of currently anticipated requirements.

     (j) The Companies shall not make any single capital expenditure, capital addition or capital improvement, except in the ordinary course of business, in an amount that shall exceed $10,000. (k) Neither Seller nor the officers or directors of the Companies, shall approve, recommend or undertake, with the Companies as the surviving, disappearing or acquiring corporation, any merger, consolidation, acquisition of all or substantially all of the assets, or tender offer or other takeover transaction, or enter into any negotiations with, or furnish or cause to be furnished, any information concerning its business, properties or assets to, any person (other than Purchaser) which the Companies or any of such officers or directors knows to be interested in any such transaction. (l) The Companies shall not take, or knowingly permit to be taken, any action or do, or knowingly permit to be done, anything in the conduct of the business of the Companies which would be contrary to or in breach of any of the terms or provisions of this Agreement or which would cause any of the representations contained herein to be or to become untrue. (m) The Companies shall not settle any claim, action or proceeding commenced after the date hereof. (n) Except for wages or other employee benefits due to employees under existing arrangements, Companies shall not declare or set aside payment for or make any dividend or other distribution whether in cash, stock or property (or any combination thereof) to Seller. (o) The Companies shall not make any loans or advances to any officer, director, employee, consultant, representative, salesman or agent of the Companies involving more than $5,000 in the aggregate or make any other loan or advance otherwise than in the ordinary and usual course of business. (p) The Companies shall not change their accounting methods or practices, or change the depreciation or amortization policies or rates theretofore adopted by them. (q) The Companies shall not pay or commit to pay any commission or other amount to any shareholder or any director or officer of the Companies or any employee, consultant, representative, salesman or agent of the Companies or any relative or affiliate of any of them, except in accordance with employment contracts or arrangements entered into in the ordinary and usual course of business. (r) The Companies shall not make any unlawful payment to governmental or quasi-governmental officials or payments to customers or suppliers for the sharing of fees or rebating of charges or reciprocal practices that are unlawful according to U.K. or U.S. law. 4.2 Information. The Companies will give to Purchaser and to Purchaser's officers, accountants, counsel and other representatives or advisors full access throughout the period prior to the Closing to all the properties, books, contracts, commitments, reports, studies, and other records and to the officers and employees of the Companies. The Companies and Seller will make available to Purchaser during such period all such information concerning the Companies and its businesses and properties as Purchaser may reasonably request. If requested by Purchaser, Seller will cause to be made available to Purchaser and Purchaser's accountants the work papers and other information utilized by the Companies's accountants in the preparation of the financial statements of the Companies and make such accountants available to Purchaser and to Purchaser's accountants.

     4.3 Consents. Seller and the Companies agree to take all necessary corporate or other actions and to use their best efforts to complete all filings and obtain all governmental, board of directors and other consents and approvals required of Seller or the Companies for consummation of the transactions contemplated by this Agreement.

     4.4 Notice of Litigation. Seller and the Companies will provide written notice to Purchaser of any litigation, judicial, administrative, arbitration or other proceeding or governmental investigation which arises or, to the knowledge of Seller or the Companies, is threatened, after the date of this Agreement and prior to the Closing, against or relating to the Companies, its properties or business, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Companies with respect to such litigation, proceeding or investigation.

     4.5 Disclosure. The Companies and Seller will inform Purchaser promptly in writing of anything that arises prior to Closing that would make the representations, warranties and disclosures made herein untrue or misleading or which would constitute a breach of any covenant contained herein. No disclosure by the Companies or Seller pursuant to this Section 4.5, however, shall be deemed to amend or supplement any schedule or provision to this Agreement or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.6 Resignation of Officers and Directors. Effective as of the Closing, Seller and the Companies shall cause all of the officers and directors of the Companies to resign as officers and directors of the Companies and, in the case of members of the Zarrow family, to grant full releases of any claims they may have against the Companies (other than claims for indemnification), and Seller shall bear all responsibility, obligations and liability associated with such action whether statutorily, equitably, contractually or otherwise legally imposed.

     4.7 Covenant Not to Compete. On or prior to the Closing, Seller shall execute and deliver to Purchaser a non-compete agreement in substantially the form attached hereto as Exhibit F.

     4.8 Filing of Tax Return. Seller and the Companies will cooperate fully with Purchaser in the preparation and timely filing of all returns and elections required by the Companies with respect to the deemed year end, if any, which occurs immediately before Closing.

     4.9 Confidentiality. Seller agrees that following completion of the transactions contemplated hereby and for a period of two years thereafter, neither Seller nor any employee or other representative or agent of Seller will disclose or use any information regarding the Companies or Purchaser obtained in the course of its investigation or set forth in any schedule to this Agreement, except as may be necessary for the prosecution or defense of any claim or suit brought to enforce rights or obligations under this Agreement.


                                    ARTICLE V

                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller that, except as otherwise consented to in writing by Seller:

     5.1 Consents. Purchaser will take all necessary corporate or other action, and will use its best efforts to complete all filings and obtain all governmental and other consents and approvals, required of Purchaser for consummation of the transactions contemplated by this Agreement.

     5.2 Confidentiality. If the transactions contemplated hereby are not consummated and this Agreement terminates, Purchaser, the employees and other representatives and agents will (i) return all copies of documents, contracts, memoranda, summaries, notes or records and other properties furnished to them by Seller and the Companies in connection with the transactions contemplated by this Agreement and (ii) keep all such items and all information relating thereto confidential in accord with the previously signed Confidentiality Agreement between Purchaser and Seller.

     5.3 Seller Guarantees. Schedule 5.3 sets forth a list of guarantees that Seller and/or Seller's parent corporation, Zarrow Holding Company ("ZHC"), have entered into for the benefit of either or both the Companies (the "Guarantees"). Purchaser agrees to use its commercially reasonable best efforts to obtain the release of Seller and/or ZHC from each of the Guarantees, including offering to substitute its own guarantees. Purchaser agrees to assume the obligations of Seller and ZHC under the Guarantees and to indemnify and save harmless Seller and ZHC for any liabilities they may incur under the Guarantees subsequent to Closing.

     5.4 Employment Agreement. Purchaser shall offer to employ Michael A. Calvert, the General Manager of Prime UK, under a written employment agreement for a two-year period at an annual base pay equal to or greater than the annual base pay Mr. Calvert received for the calendar year ending immediately prior to the Closing Date and with benefits comparable to those offered to employees of Prime UK. It is expressly provided that Purchaser (i) shall not be obligated to offer, or prohibited from offering, any other compensation or benefits, or obligated to provide, or prohibited from providing, any other terms or conditions in such employment agreement except as provided in the preceding sentence and (ii) shall be entitled to include in any such employment agreement a provision that Prime UK may terminate Mr. Calvert's employment for cause prior to the expiration of such two-year period without liability.

     5.5 Filing of Tax Returns. Purchaser will cooperate and will cause the Companies to cooperate with Seller to the end that Seller may timely file any tax return required to be filed by it which includes the operations of either Company for any Pre-Closing Taxable Period.

     5.6 Distributorship. For a period of three years following the Closing, Seller, shall, from time to time or at any time, be entitled to a distributorship for products of Purchaser and the Companies on terms equivalent to the Standardization Agreement in place between the Purchaser and Seller at the time of Closing or as may be fairly representative of the terms of Purchaser's distributorship agreements, generally, as they may exist from time to time in the future.


                                   ARTICLE VI

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

     Unless waived by Purchaser in writing in its sole discretion, all obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     6.1 Representations, Warranties and Covenants. The representations and war-ranties of the Companies and Seller in this Agreement shall be true in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date; Seller and the Companies shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and Purchaser shall have received from Seller and the Companies a certificate or certificates, signed by Seller and dated the Closing Date, to the foregoing effect, in substantially the form attached hereto as Exhibit C.

     6.2 Opinion of Counsel. Seller and the Companies shall have delivered to Purchaser a favorable opinion of their counsel, Caplin & Drysdale Chartered, dated the Closing Date, in substantially the form attached hereto as Exhibit D. In giving the foregoing opinion, such counsel shall be entitled to rely upon certificates of public officials and of officers of the Companies with respect to the accuracy of factual matters which are not independently established.

     6.3 Approvals of Governmental Authorities. All governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received on terms reasonably satisfactory to Purchaser.

     6.4 No Adverse Proceedings or Events.

     (a) No material suit, action or other proceeding against the Companies or Purchaser, or their respective officers or directors, or Seller, shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     (b) Neither the Companies nor the assets of the Companies shall have been materially and adversely affected in any way by any act of God, fire, flood, war, labor disturbance, legislation (proposed or enacted) or other event or occurrence, and there shall have been no material adverse change in the financial condition of the Companies.

     6.5 Consents and Actions. All requisite consents of any third parties necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. 6.6 Delivery of Financial Statements. The Companies shall have delivered to Purchaser unaudited financial statements for each monthly period commencing August 31, 1995 and ending with the month end immediately preceding the Closing Date (or the second preceding month end if the Closing occurs during the first 10 days of a month), including an income statement for the period then ended and a balance sheet as of the end of such period and a comparative income statement for the same period of the prior year.

     6.7 Investigation by Purchaser. Neither any investigation of the Companies by Purchaser or any designee or representative of Purchaser, nor any schedule hereto, nor any other document delivered to Purchaser, shall have revealed any facts or circumstances which, in the reasonable good faith judgment of Purchaser, reflect in a material adverse way on the financial condition, business, operations or prospects of the Companies.

     6.8 Stock Certificates. Seller shall have delivered to Purchaser at the Closing certificates representing all of the Shares, in good delivery form and duly endorsed for transfer or accompanied by duly executed stock powers evidencing such Shares.

     6.9   Resignations.   The   Companies   shall  have  received  the  written
resignations  of all  directors  and  officers  of the  Companies  set  forth on
Schedule 4.6 effective as of Closing.

     6.10 Covenant Not to Compete. Seller shall have executed and delivered a covenant not to compete agreement in substantially the form attached hereto as Exhibit F.


                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

     Unless waived by Seller in writing in its sole discretion, all obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     7.1 Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date; Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and Seller shall have received from Purchaser a certificate, signed by a director or officer of Purchaser and dated the Closing Date, to the foregoing effect.

     7.2 Opinion of Counsel to Purchaser. Purchaser shall have delivered to Seller favorable opinions of Vinson & Elkins L.L.P., counsel to Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit E. In giving the foregoing opinions, such counsel shall be entitled to rely upon certificates of public officials and of officers of Purchaser with respect to the accuracy of factual matters which are not independently established.

     7.3 No Adverse Proceedings or Events. No material suit, action or other proceeding against Seller, the Companies or Purchaser, or their respective officers or directors, shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     7.4  Approvals  of  Government  Authorities.   All  governmental  approvals
necessary to consummate the transactions contemplated by this Agreement shall have been received on terms reasonably satisfactory to Seller.

     7.5 Payment of Purchase Price. Purchaser shall have paid the consideration for the Shares to Seller at the Closing as specified in Section 1.2.

     7.6 Delivery of Note. Purchaser shall have caused Prime to have executed and delivered the Note in substantially the form attached hereto as Exhibit A.

     7.7 Delivery of Guaranty. Purchaser shall have executed and delivered a guaranty on the Note in substantially the form attached hereto as Exhibit B.


                                  ARTICLE VIII

                                    SURVIVAL

     The representations and warranties by the parties in this Agreement and in any other certificate or document delivered in connection herewith shall survive the Closing for a period of 2 years after the Closing and shall terminate thereafter except (i) for the representations and warranties contained in Sections 2.2, 2.15 and 2.17 (only with respect to ERISA representations and warranties) hereof which shall not terminate and (ii) with respect to any specific claim or action of which specific written notice is given to the party which made such representation or warranty by the other party prior to the termination of the pertinent survival period for such representation or warranty as otherwise set forth in this Article VIII.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Indemnification by Seller. Seller hereby covenants and agrees to indemnify and hold harmless Purchaser, any of its officers, directors, shareholders, employees, agents, affiliates and representatives, including the Companies, and their respective successors and assigns (the "Indemnified Parties"), at all times from and after the Closing Date, against and in respect of the following:

     (a) any liability, loss, damage, or expense, whether actual, consequential or punitive, interest (including, without limitation, prejudgment interest, penalties, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts) resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Seller set forth in this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by Seller hereunder;

     (b) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of Purchaser hereunder; and

     (c) any loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, claims and PBGC liability assessments (including any and all costs and fees related to proceedings establishing such loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, claims, or PBGC liability assessment) arising out of any law or contract, with respect to (A) each Plan and (B) each employee benefit plan (as such term is described in Section 3(3) of ERISA, including, but not limited to, any such ERISA employee benefit plan that is exempt from some or all of the provisions of ERISA), which was not sponsored, maintained or contributed to by Seller or the Companies, but which is or was sponsored, maintained or contributed to by any corporation, trade, business or entity under common control with Seller or the Companies, within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), either presently or at any time since 1974, to the extent any such loss, damage, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, claims, or PBGC liability assessments arises out of any event or omission occurring or failing to occur prior to the Closing Date; notwithstanding any other restriction or limitation in this Agreement to the contrary, the indemnity provided in this paragraph (c) shall survive this Agreement and shall last for as long as the applicable statute of limitations with respect to the claim resulting in such loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, claims, and PBGC liability assessments and all associated costs and fees;

     Notwithstanding any other provisions hereof, the Indemnified Parties shall not be entitled to assert any rights of indemnification under this Section 9.1 or under the indemnification provision in Schedule B until the aggregate amount of all such liability, loss, damage or expense (including reasonable attorneys' fees and expenses) (collectively, "Purchaser Indemnified Losses") exceeds $100,000 (United States) (the "Basket") (it being understood that such Purchaser Indemnified Losses shall accumulate until such time or times as the aggregate of all such Purchaser Indemnified Losses exceeds $100,000 (United States), whereupon the Indemnified Parties shall be entitled to indemnification for any Purchaser Indemnified Losses that exceed the first $100,000 (United States)). Seller shall have no indemnification obligation under this Agreement with respect to any Purchaser Indemnified Losses (including claims of any sort whatsoever arising from this Agreement) that exceed in the aggregate $2,000,000 (the "Cap"). Notwithstanding anything to the contrary contained herein regarding the Basket or the Cap, Seller shall be liable for any Purchaser Indemnified Losses in paragraph (c) of this Section 9.1 or that relate to a breach by Seller of the provisions of Sections 2.2, 2.15 and 2.17 (only with regards to ERISA representations and warranties) without regard to the Basket or the Cap.

     9.2 Notice by Purchaser and Defense Thereof. Purchaser agrees to give prompt notice to the Seller of any action or proceeding to which it or any of the other Indemnified Parties believes they have a right to indemnification hereunder, and failure to give such notice shall be a breach of this Section 9.2; provided, however, that the omission so to notify Seller shall not release it from any liability which it may have to the Indemnified Parties, except to the extent that Seller is adversely prejudiced thereby. If any such action or proceeding shall be brought against the Indemnified Parties, and Seller shall be so notified or otherwise shall learn of the commencement thereof, then Seller, upon acknowledging in writing to Purchaser its indemnification obligation hereunder, shall have the right to participate in, and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to Purchaser, which approval shall not be unreasonably withheld (as indicated in writing within five (5) days of Seller's request for approval) and after notice of its election to assume the defense thereof, Seller will not be liable to the Indemnified Parties for any further legal expenses incurred by the Indemnified Parties in connection with any such action or proceeding, other than (i) the reasonable costs of investigation or assistance required by Seller or any party claiming against Seller or the Indemnified Parties; (ii) expenses reasonably incurred by the Indemnified Parties to comply with any order of any court, governmental agency or authority, legal discovery, or other law, statute, rule or regulation in connection with such claim; and (iii) expenses reasonably incurred by the Indemnified Parties as a result of, or arising from, Seller's failure or refusal to defend such claim. The Indemnified Parties may participate actively, at their expense, after notice of assumption of defense has been given by Seller, in any negotiations, lawsuits or other resolution of such claim. Purchaser shall have the right to approve any out of court settlement if it would divest Purchaser of any of the Shares or otherwise materially adversely affect the operations of the Companies; provided that such approval shall not be unreasonably withheld.

     9.3 Contribution. In the event that Purchaser obtains a recovery from Seller pursuant to Section 9.1 following the Closing Date, Seller shall have no right of contribution from, or other right of recovery against, the Companies and Seller covenants that it will not assert any such claim or right.

     9.4 Indemnification by Purchaser.

     Purchaser hereby covenants and agrees to indemnify and hold harmless the Seller, any of its officers, directors, shareholders, employees, agents, affiliates and representatives, and their respective successors and assigns (the "Indemnified Parties"), at all times from and after the Closing Date, against and in respect of the following:

     (a) any liability, loss, damage or expense resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by Purchaser hereunder;

     (b) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.4, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of Seller hereunder.

     Notwithstanding any other provisions hereof, the Indemnified Parties shall not be entitled to assert any rights of indemnification under this Section 9.4 until the aggregate amount of all such liability, loss, damage or expense (including reasonable attorneys' fees and expenses) (collectively, "Seller Indemnified Losses") exceeds $100,000 (United States) (it being understood that such Seller Indemnified Losses shall accumulate until such time or times as the aggregate of all such Seller Indemnified Losses exceeds $100,000 (United States), whereupon the Indemnified Parties shall be entitled to indemnification for any Seller Indemnified Losses that exceed the first $100,000 (United States)).

     9.5 Notice by Seller and Defense Thereof.

     Seller agrees to give Purchaser prompt notice of any action or proceeding to which it or any of the other Indemnified Parties believes they have a right of indemnification hereunder, and failure to give such notice shall be a breach of this Section 9.5; provided, however, that the omission so to notify Purchaser shall not release it from any liability which it may have to the Indemnified Parties, except to the extent that Purchaser is adversely prejudiced thereby. If any such action or proceeding shall be brought against the Indemnified Parties, and Purchaser shall be so notified or otherwise shall learn of the commencement thereof, then Purchaser, upon acknowledging in writing to Seller its indemnification obligation hereunder, shall have the right to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to Seller, which approval shall not be unreasonably withheld (as indicated in writing within five (5) days of Purchaser's request for approval) and after notice of its election to assume the defense thereof, Purchaser will not be liable to the Indemnified Parties for any further legal expenses incurred by Seller in connection with any such action or proceeding, other than (i) the reasonable costs of investigation or assistance required by Purchaser or any party claiming against Purchaser, its officers, directors, employees, agents, affiliates or representatives, the Companies or the Indemnified Parties; (ii) expenses reasonably incurred by the Indemnified Parties to comply with any order of any court, governmental agency or authority, legal discovery, or other law, statute, rule or regulation in connection with such claim; and (iii) expenses reasonably incurred by the Indemnified Parties as a result of, or arising from, Purchaser's failure or refusal to defend such claim. The Indemnified Parties may participate actively, at their expense, after notice of assumption of defense has been given by Purchaser, in any negotiations, lawsuits or other resolution of such claim.

                                    ARTICLE X

                                      TAXES


     10.1 Preparation and Filing of Tax Returns.

     (a) With respect to each Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date for, by or with respect to the any of the Companies (other than the Tax Returns described in paragraph (c)), Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "Tax Items") required to be included therein, and shall deliver the original of such Tax Return to Purchaser at least thirty (30) days prior to the due date (including extensions) of such Tax Return. Seller shall pay to Purchaser the amount of any Tax shown to be due on such return (to the extent in excess of the amount reflected as a liability therefor on the Interim Balance Sheet) not less than five (5) days prior to the due date of such Tax Return. Purchaser shall cause the such Tax Return to be filed with the appropriate taxing authority and to pay the amount of Taxes shown to be due on such Tax Return.

     (b) With respect to each Tax Return covering (i) a taxable period beginning on or before the Closing Date and ending after the Closing Date or, (ii) a taxable period beginning after the Closing Date, that is required to be filed after the Closing Date for, by or with respect to any of the Companies (other than the Tax Returns described in paragraph (c)), Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein. Purchaser shall determine (by an interim closing of the books as of the Closing Date except for ad valorem Taxes and franchise Taxes based on capital which shall be prorated on a daily basis) the portion, if any, of the Tax due with respect to the period covered by such Tax Return which is attributable to the Companies for a Pre-Closing Taxable Period. At least 30 days prior to the due date (including extensions) of such Tax Return, Purchaser shall deliver to Seller a copy of such Tax Return and of its determinations. If the amount of Tax so determined to be attributable to the Pre-Closing Taxable Period exceeds the amount reflected as a liability for such Tax on the Interim Balance Sheet, Seller shall pay to Purchaser the amount of such excess Tax not less than five (5) days prior to the due date of such Tax Return. Purchaser shall cause such Tax Return to be filed timely with the appropriate taxing authority and to pay timely the amount of Taxes shown to be due on such Tax Return.

     (c) Seller shall cause to be included in the consolidated United States federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Seller's consolidated group for all periods ending on or before or which include the Closing Date, all Tax Items of the Companies which are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

     (d) Any Tax  Return  to be  prepared  pursuant  to the  provisions  of this
Article IX shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law.

     10.2 Seller Indemnifications. Seller hereby agrees to protect, defend, indemnify and hold harmless Purchaser, the Companies from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "Tax Losses") as a result of:

     (a) a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

     (i) any Taxes of the Companies attributable to any Pre-Closing Taxable Period;

     (ii) any Taxes of any corporation (other than the Companies) that is or was a member of any affiliated group of corporations of which any of the Companies was a member at any time on or prior to the Closing Date; or

     (iii) any Taxes attributable to the transactions contemplated by this Agreement.

     10.3 Purchaser Indemnifications. Purchaser agrees to protect, defend, indemnify and hold harmless Seller from and against, and agrees to pay, all Tax Losses incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of the Companies attributable to any Post-Closing Taxable Period.

     10.4 Notice and Defense. The provisions of Section 10.2 shall be equally applicable to claims under this Article.

     10.5 Definitions. For purposes of this Article X, the following terms shall have the meanings set forth below:

     (a) "Pre-Closing Taxable Period" means all or a portion of (i) any taxable period up to and including the Closing Date or (ii) any taxable period with respect to which the Tax is computed by reference to Tax Items, assets, capital or operations of the Companies arising on or before, or existing as of, the Closing Date.

     (b) "Post-Closing Taxable Period" means all or a portion of (i) any taxable period after the Closing Date or (ii) any taxable period with respect to which the Tax is computed by reference to Tax Items, assets, capital or operations of the Companies arising after, or existing subsequent to, the Closing Date.

     10.6  Conflict.  In the event of a conflict  between the provisions of this
Article X and any other  provisions of this  Agreement,  the  provisions of this
Article X shall control.

     10.7 Effective Date. For purposes of this Article X only, the Closing Date shall be deemed to be the Effective Date.

                                   ARTICLE XI

                             EMPLOYEE BENEFIT ISSUES

     11.1 Pre-Closing Prime Plans and Benefit Programs or Agreements. Effective as of the day prior to the Closing Date, with respect to Prime and the employees of Prime, Seller shall (i) take any action necessary to cause Prime to cease participation as an adopting employer or to transfer to Seller the sponsorship, as applicable, of each Plan, each Benefit Program or Agreement, and each contract and trust associated with each such Plan and Benefit Program or Agreement, (ii) take any action necessary to cause each employee and former employee of Prime to cease actively to participate in each Plan and Benefit Program or Agreement, and (iii) retain or assume all obligations and liabilities (including contingent liabilities) of Prime as a sponsor or adopting employer associated with each Plan and Benefit Program or Agreement and each contract and trust associated therewith except to the extent any obligation or liability is caused by Prime or the Purchaser on or after the Closing Date.

     11.2 Post-Closing Benefit Plans and Programs. Effective as of the Closing Date, Purchaser shall cause (i) each employee of Prime to be provided with benefits on a basis consistent with Purchaser's normal practice, including, but not limited to, qualified and nonqualified retirement plans, welfare plans, and all other employee benefit arrangements and personnel policies, under the terms and conditions of such plans, arrangements, and policies and (ii) each employee of Prime UK to continue to be provided with benefits comparable to the benefits provided by Prime UK immediately prior to the Closing Date (collectively the employees of the Companies determined as of the Closing Date are referred to herein as "Employees"). Notwithstanding the foregoing, Purchaser expressly reserves the right to modify or terminate any of its or the Companies' benefit plans or programs.

     11.3  Post-Closing  Welfare Plan Claims.  Effective as of the Closing Date,
(i) Seller shall be liable under the terms of each Plan or Benefit Program or Agreement, which is a welfare plan (as such term is defined in section 3(1) of ERISA) covering any employee of Prime, for any and all claims for benefits by Employees for covered expenses incurred prior to the Closing Date (and Purchaser shall not be liable therefor) and (ii) Purchaser or Prime shall be liable under the terms of each such welfare plan maintained or adopted by Prime, irrespective of whether such adoption is done by affirmative adoption or by designation, for any and all claims for benefits by Employees for covered expenses incurred on or after the Closing Date (and Seller shall not be liable therefor).

     11.4 COBRA. With respect to any qualifying event (within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA) that occurs prior to the Closing Date, Seller shall provide to all employees and former employees of the Companies sufficient medical, mental health, vision, dental, and other group health plan benefits to satisfy the obligations, if any, of Seller, the Companies, and any Commonly Controlled Entity under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and similar continuation of health coverage provisions under any other applicable law. Purchaser or the Companies shall be responsible for satisfying their respective obligations with respect to Employees for such qualifying events that occur on or after the Closing Date.

     11.5 Prime UK Pension Plan. As soon as practicable following Closing, a valuation of the Prime Actuator Control System Limited Pension Scheme assets will be carried out as contemplated in Schedule B to this Agreement.

     11.6 Severance. For a period of one year following the Closing Date, Purchaser and Seller shall be responsible for paying severance to the Employees as follows: Purchaser shall cause each of the Companies to pay to each of its respective Employees who is employed on the day prior to the Closing Date and who is involuntarily terminated by such Company within such one-year period the greater of (i) two months' pay for such Employee, calculated at such Employee's rate of pay in effect on the day prior to the Closing Date, determined without reference to overtime, bonuses, or other special or extraordinary pay received or receivable by such Employee, or (ii) the amount to which each such Employee is entitled to receive on account of termination of employment under any and all applicable law. Seller shall reimburse Purchaser or the applicable Company as follows: Purchaser shall present to Seller in writing within a reasonable time after the end of each three-calendar month period of such one-year period a statement in reasonable detail showing the after-tax cost to each of the Companies of the payments of the amounts to Employees pursuant to this Section during such three-month period, and, upon receipt of such statement, Seller shall promptly (but in no event later than 15 days after receipt of such statement) reimburse Purchaser or, if designated by Purchaser, each of such Companies for an amount for each of such Employees equal to the after-tax cost to such Company of one month of such pay to such Employee.

     11.7 Incorporation of Schedule B. The provisions set forth on Schedule B are incorporated herein by reference and made a part of this Agreement for all purposes.


                                   ARTICLE XII

                       UK RESTRICTIVE TRADE PRACTICES ACT

     Any restriction contained in this Agreement and in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 or the Restrictive Trade Practices Act 1977 shall not come into effect until the day following the day on which particulars of this Agreement and of any such arrangement have been furnished to the Director General of Fair Trading (or on such later date as may be provided for in relation to any such restriction) and the parties agree to furnish such particulars within three months of the date of this Agreement.


                                  ARTICLE XIII

                                    EXPENSES

     Each party will bear its own expenses in connection  with the  transactions
contemplated  by  this  Agreement,   including  all  expenses  of  its  counsel,
accountants and advisors.

                                   ARTICLE XIV

                                     NOTICES

     All notices and demands required or permitted under this Agreement shall be in writing in the English language and shall be deemed to have been delivered upon receipt by hand delivery, telecopy/telex or overnight delivery service, properly addressed as follows (or to such other address as any party hereto shall notify the other parties shown below in writing):

     To Purchaser:

     Bettis Corporation
     18703 GH Circle
     P.O. Box 508
     Waller, Texas 77484
     Attention:  Wilfred Krenek

     With a copy to:

     Vinson & Elkins  L.L.P.
     2500 First City Tower
     1001 Fannin
     Houston,  Texas
     77002-6760
     Attention:  T. Mark Kelly

     To Seller:

     Sooner Pipe & Supply Corporation
     401 South Boston Avenue
     Suite 1000
     Tulsa, Oklahoma 74103
     Attention:  Scott F. Zarrow

     With a copy to:

     Caplin & Drysdale Chartered
     One Thomas Circle, N.W.
     Washington, D.C. 20005
     Attention:  Douglas D. Drysdale

                                   ARTICLE XV

                                   TERMINATION

     The parties, by mutual written consent, may terminate this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of any party hereto. In addition, Purchaser or Seller may elect to terminate this Agreement in the event that the Closing shall not have occurred on or before June 30, 1996.

     Any such termination shall be without liability to Purchaser or Seller, except to the extent that there shall have occurred any breach of this Agreement or wrongful refusal to close hereunder or any misrepresentation or breach of warranty, as to each of which all legal remedies of the party adversely affected shall survive and be enforceable.


                                   ARTICLE XVI

                                ENTIRE AGREEMENT

     This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement of the Companies, Seller and Purchaser with respect to the transactions contemplated by this Agreement, and no information provided to Purchaser (whether orally or in writing) shall be deemed to constitute part of the schedules to this Agreement unless attached to this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Companies, Seller and Purchaser and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.


                                  ARTICLE XVII

                                   ASSIGNMENT

     This Agreement and all the provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but, except as specifically provided otherwise herein, nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto and their successors and permitted assigns. The rights and obligations of the parties to this Agreement shall not be assignable by any party hereto (other than by will or by operation of law upon the death of any such party) without the prior written consent of the other parties hereto.


                                  ARTICLE XVIII

                                     GENERAL

     18.1 Section Headings. The section titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

     18.3 Transfer Taxes. All sales and other transfer taxes, including United Kingdom Stamp Duties, if any, arising out of or in connection with the consummation of the sale of the Shares as contemplated herein shall be paid one-half by Purchaser and one-half by Seller.

     18.4 Specific Performance. Seller and Purchaser acknowledge that the transactions contemplated by this Agreement are unique and there may be no adequate remedy at law if Seller shall fail to perform it's obligations hereunder. In addition to any other rights or remedies each party may have, each party shall have the right to obtain specific performance of the obligations of the parties hereunder.

     18.5 No Party Deemed Drafter. The parties agree that no party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against a party as the drafter of the Agreement, the parties acknowledging that each of the parties hereto have contributed substantially and materially to the preparation hereof.

     18.6 Public Statements. The parties hereto agree to consult with one another prior to issuing any public announcement or statement with respect to the transactions contemplated herein and agree that, except as required by law, they will not make any such public announcement to which the other may reasonably object.

     18.7 Further Actions. Each party shall execute and deliver such other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

     18.8 Severability. Any provision of this Agreement or any instrument referred to herein which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and, to the extent permitted by law, any determination of invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.10 Time of the Essence. Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

     IN WITNESS WHEREOF, Purchaser, the Companies and Seller have caused this Agreement to be duly executed as of the date first above written.

                               BETTIS CORPORATION



                            By \s\ Wilfred M. Krenek
                             Name: Wilfred M. Krenek
                              Title: Vice President


                         PRIME ACTUATOR CONTROL SYSTEMS
                                     LIMITED



                             By \s\ Scott F. Zarrow
                              Name: Scott F. Zarrow
                                 Title: Director


                      PRIME ACTUATOR CONTROL SYSTEMS, INC.



                             By \s\ Scott F. Zarrow
                              Name: Scott F. Zarrow
                          Title: Senior Vice President


                        SOONER PIPE & SUPPLY CORPORATION



                             By \s\ Scott F. Zarrow
                              Name: Scott F. Zarrow
                          Title: Senior Vice President

                                   SCHEDULE A

                        Deliveries at Closing -- Prime UK

     1. Seller will on the Closing Date carry out or will procure that there are carried out the following actions and will deliver to Purchaser or its agents:

     (a) transfers of the UK Shares duly executed by the registered holders thereof in favor of Purchaser together with the relevant share certificates;

     (b) such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under this Agreement has been executed) as Purchaser may require to enable Purchaser to be registered as the holders of the UK Shares;

     (c) the statutory registers and minute books (completed up through the time immediately prior to Closing), the common seal, the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of Prime UK;

     2. At Closing, Seller shall cause a board meeting of Prime UK to be held at which:

     (a) the said transfers of the UK Shares shall be passed for registration and registered (subject to the same being duly stamped);

     (b) persons nominated by Purchaser shall be appointed additional directors;

     (c) all existing instructions and authorities to bankers shall be revoked and shall be replaced with alternative instructions, mandates and authorities in such form as Purchaser may require; and Seller shall hand to Purchaser on Closing duly signed minutes of such board meeting.

                                   SCHEDULE B

                          Prime UK Pension Arrangements

Prime UK Pension Scheme

     Certain employees of Prime UK are at the date hereof members of the Prime Actuator Control System Limited Pension Scheme (the "Pension Scheme"). As soon as practicable following Closing a valuation of Pension Scheme assets will be carried out to determine the funding of the Pension Scheme as at May 31, 1996. The actuarial valuation shall be carried out by an actuary (the "Actuary") employed by Norwich Union Life Insurance Society (the administrator of the Pension Scheme) or such other actuary as the Seller and Purchaser may agree upon (such agreement not to be unreasonably withheld). The Actuary shall produce a report in the same format as that produced by M.E. Peters of Norwich Union Life Insurance Society for the trustees of the Pension Scheme and dated June 1995 (the "Report"). The Actuary shall, as far as practicable, use the same methods and assumptions as are set out in the Report and shall evaluate the Pension Scheme on the basis that Prime UK is and will remain a going concern. The assumptions to be used by the Actuary will include the current funding assumptions of the Pension Scheme. The expenses associated with such actuarial valuation shall be paid one-half by Purchaser and one-half by Seller.

     Should the Actuary determine that the Pension Scheme's assets as at May 31, 1996 do not fully cover its liabilities at that date, including those liabilities in respect of deferred pensioners or that the resources of the Pension Scheme are not likely in the normal course of events to meet in full the liabilities of the Pension Scheme as they fall due (in either case an "Underfunding") then, if the amount of the Underfunding (if any) exceeds the Pounds Sterling equivalent of US$50,000 (the "Allowable Margin"), Seller shall forthwith pay to Purchaser (or as it shall direct) the difference between the Underfunding and the Allowable Margin.

     In calculating the Allowable Margin, the exchange rate to be used shall be the $US/Sterling exchange rate for bought currency as quoted by National Westminster Bank Plc on the date of the actuarial valuation report.

Warranties

     Seller hereby represents and warrants to Purchaser as follows:

     (i) Except as disclosed on Schedule 2.17(b), neither Seller nor Prime UK has prior to the Closing Date been a party to or participated in or contributed to, any scheme, arrangement or agreement (whether or not legally enforceable) for the provision of retirement/death/disability benefit (other than the Pension Scheme) and there are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation for the provision of, or payment or contributions towards, any retirement/death/disability benefit for the benefit of any present or past employee, director or officer (or the spouse or any dependent of any of them) of Prime UK whether or not through an established trust scheme or arrangement or otherwise, nor has any proposal been announced or promise made to establish any such agreement, arrangement, custom or practice.

     (ii) All information disclosed to Purchaser or to its advisors by Seller or its advisors relating to the Pension Scheme was when provided and now remains true, complete and accurate in all material respects and is not misleading whether because of any omission or ambiguity or for any other reason.

Indemnity

     Seller agrees with Purchaser (for itself and as agent and/or trustee for Prime UK) to indemnify and to keep Purchaser and Prime UK fully and effectually indemnified at all times from and against any liabilities, losses, damages, costs, claims or expenses incurred, sustained or suffered by Purchaser and/or Prime UK arising out of or pertaining to any claim, proceeding or dispute by any member or former member under or in respect of the Pension Scheme or the Sooner Pipe & Supply Pension Plan and relating to any period, act or omission prior to the Closing Date.

     Purchaser agrees with Seller and the directors of Prime UK resigning as of the Closing Date (the "Former Directors") to indemnify and to keep Seller and the Former Directors fully and effectually indemnified at all times from and against any liabilities, losses, damages, costs, claims or expenses incurred, sustained or suffered by Seller and/or the Former Directors arising out of or pertaining to any claim, proceeding or dispute by any member or former member under or in respect of the Pension Scheme relating to any period, act or omission on or after the Closing Date.

                                        2